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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-36933, No. 333-42986, No. 333-61717 and No. 333-82398)
pertaining to the 1996 Equity Compensation Plan and Stock Purchase Plan of Health Grades, Inc. of our report dated February 8, 2002, with respect to the consolidated financial statements and schedule of Health Grades, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001.




                                       /s/ ERNST & YOUNG LLP
                                       ---------------------
                                       Ernst & Young LLP




Denver, Colorado
April 1, 2002